EXHIBIT 23.3

                     [LETTERHEAD OF PENNIE & EDMONDS, LLP]

                                  January 18, 2000


Mr. Joseph J. Day, Jr.
Senior Vice President
Planning and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

       Re: S-3 Registration Statement

Dear Mr. Day:

         We consent to the following reference to our firm under the heading "Experts" in the Prospectus:

         -- The statements in this Prospectus that relate to U.S. patent rights licensed from The Rockefeller University and EntreMed/Children's Medical Center Corporation under the captions "Risk Factors--We may not be able to protect our intellectual property" and "Business--Patents and Proprietary Technology" have been reviewed and approved by Pennie & Edmonds LLP as special patent counsel to us for these matters, and are included herein in reliance upon their review and approval as experts in United States Patent Law.--


                                        Very truly yours,

                                        /s/ Pennie & Edmonds LLP

                                        Pennie & Edmonds LLP